Exhibit 10.3

[Execution]

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated November 15, 2005, is entered into by and between VITAMIN SHOPPE INDUSTRIES INC., a New York corporation, with offices at 2101 91st Street, North Bergen, New Jersey 07047 (“Pledgor”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, with an office at 1133 Avenue of the Americas, New York, New York 10036, in its capacity as agent (in such capacity, “Pledgee”) for the Lenders and the other Secured Parties (as defined below).

WITNESSETH:

WHEREAS, Pledgee, Lenders, Pledgor and certain affiliates of Pledgor have entered into that certain Loan and Security Agreement, dated of even date herewith (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”), pursuant to which Pledgee and Lenders have made and may in the future make certain loans and advances and extend credit to Pledgor and certain of its affiliates, subject to the terms and provisions of the Financing Agreements; and

WHEREAS, in order to secure the Obligations, Pledgor has agreed to grant to Pledgee a security interest in the Trademark Collateral (as hereinafter defined), and Pledgee and the other Secured Parties have requested Pledgor to enter into this Agreement to evidence such security interest.

NOW THEREFORE, for valuable consideration received and to be received, and as security for the full payment and performance of the Obligations, and to induce Pledgee and Lenders to make loans and advances to Borrowers, Pledgor hereby agrees as follows:

1. Grant of Security Interest. As collateral security for the prompt performance, observance and full and final payment of all of the Obligations, Pledgor hereby grants to Pledgee, for the benefit of Secured Parties, a continuing security interest in and a general lien upon the following:

(a) all of Pledgor’s now existing or hereafter acquired right, title, and interest in and to all of Pledgor’s trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Patent and Trademark Office (the “Trademark Office”) or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, including, without limitation, the trademarks and trademark applications described in Exhibit A hereto, together with all rights and privileges arising under applicable law with respect to Pledgor’s use of any of the foregoing (all of the foregoing being collectively referred to herein as the “Trademarks”); all renewals of any of the Trademarks; all rights to sue for past, present and future infringement of any of the foregoing; all licenses, contracts or other agreements naming Pledgor as licensor or licensee and providing for the grant of any rights concerning any of the foregoing; and all designs and other general intangibles related to the foregoing, including, without limitation, the designs set forth on all prints and labels on which the Trademarks appear, have appeared or will appear;

(b) all goodwill of Pledgor’s business associated with the items set forth in clause (a) above; and

(c) any and all other proceeds of any of the foregoing, in any form, including, without limitation, damages and payments or claims by Pledgor against third parties for past or future infringement of the Trademarks.

All of the foregoing items set forth in clauses (a) through (c) are hereinafter referred to collectively as the “Trademark Collateral.” Notwithstanding the foregoing, the Trademark Collateral shall not include any rights in any Trademarks or other interests of Pledgor (other than applications for registration for which a Statement of Use has been filed with the Trademark Office) that would be cancelled or rendered invalid or unenforceable under applicable law by the grant of a security interest created pursuant to the terms of this Agreement or the other Financing Agreements, for as long as such prohibition or reason for cancellation, invalidity or unenforceability under applicable law exists, except for products and proceeds thereof (collectively, the “Excluded Trademark Collateral”).

2. Obligations Secured. The pledge and security interest effectuated hereby is being granted in connection with the Loan Agreement and shall secure the prompt performance and payment in full of any and all Obligations of Borrowers of every kind, nature and description owing to Pledgee or any Secured Party, whether arising under or otherwise related to or permitted under this Agreement, the Loan Agreement or the other Financing Agreements.

3. Amendments and Waivers. This Agreement may not be modified, supplemented, or amended, or any of its provisions waived except in a writing signed by Pledgor and Pledgee. Pledgor hereby authorizes Pledgee to modify this Agreement in accordance with the Loan Agreement by amending Exhibit A hereto to include any future Trademarks.

4. Waiver of Rights. No course of dealing between the parties to this Agreement or any failure or delay on the part of any such party in exercising any rights or remedies hereunder shall operate as a waiver of any rights and remedies of such party or any other party, and no single or partial exercise of any rights or remedies by one party hereunder shall operate as a waiver or preclude the exercise of any other rights and remedies of such party or any other party. No waiver by Pledgee of any breach or default by Pledgor shall be deemed a waiver of any other previous breach or default or of any breach or default occurring thereafter.

5. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that except as permitted by the Loan Agreement or the other Financing Agreements, no interest herein or in or to the Trademark Collateral may be assigned by Pledgor without the prior written consent of Pledgee; and, provided, further, that Pledgee may assign the rights and benefits hereof to any party acquiring any interest in the Obligations or any part thereof.

6. Release. At such time as Pledgor shall completely satisfy all of the Obligations, and the Financing Agreements have been terminated (other than indemnification and other contingent obligations not yet accrued at such time), other than upon enforcement of Pledgee’s remedies under the Financing Agreements after an Event of Default, Pledgee will, at Pledgor’s sole cost and expense, execute and deliver to Pledgor a release or other instrument as may be necessary or proper to release Pledgor’s lien in the Trademark Collateral, subject to any dispositions thereof which may have been made by Pledgee pursuant hereto.

7. Effect of this Agreement; Severability. The Financing Agreements (including without limitation this Agreement) and any instruments or documents delivered or to be delivered in connection herewith and therewith, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto and thereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof, whether oral or written. This Agreement is a supplement to, and is hereby incorporated into, the Financing Agreements and made a part thereof. If any clause or provision of this Agreement shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such or any other clause or provision in any other jurisdiction. Notwithstanding anything contained in this Agreement, in the event that any provisions of this Agreement are deemed to conflict or be inconsistent with the Loan Agreement, the provisions of the Loan Agreement shall govern. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement.

8. Notices. All notices, requests and demands to or upon Pledgor or Pledgee under this Agreement shall be given to the addresses designated in and in the manner prescribed by the Loan Agreement.

9. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Pledgor and Pledgee irrevocably consent and submit to the non-exclusive jurisdiction of the State of New York and the State and Federal courts located in the Borough of Manhattan, County of New York, State of New York and the United States District Court for the Southern District of New York, whichever Pledgee may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this

Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the transactions related hereto whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against Pledgor or the Trademark Collateral in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Trademark Collateral or to otherwise enforce its rights against Pledgor or the Trademark Collateral).

(c) Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth in the Loan Agreement and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee’s option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Pledgee against Pledgor for the amount of the claim and other relief requested.

(d) PLEDGOR AND PLEDGEE EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR AND PLEDGEE EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10. Counterparts, etc. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

PLEDGOR

VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Cosmo La Forgia
Name:	Cosmo La Forgia
Title:	Vice President - Finance

PLEDGEE

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Marc J. Breier
Name:	Marc J. Breier
Title:	Director

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